UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

HARTFORD GREAT HEALTH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54439	51-0675116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8832 Glendon Way, Rosemead, California	91770
(Address of principal executive offices)	(Zip Code)

626-321-1915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 par value	HFUS	OTC Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.02 Non-Reliance of Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On February 18, 2021, the Company has concluded, after consultation with its independent registered public accounting firm, Simon & Edward, LLP (“S&P”), that the Company’s previously filed financial statements as of and for the years ended July 31, 2020 and 2019, and as of and for the interim periods ended October 31, 2020 and 2019 (each, a “Restated Period” and, collectively, the “Restated Periods”) should no longer be relied upon because of errors related to the cash flow presentation for the funding support from some related parties during the Restated Periods. The Company has accounted those funding support under operating activities, upon reflection and further analysis, the Company has come to the conclusion that they would be more accurate to be accounted for financing activities. The Company’s independent registered accounting firm has concurred with the revised cash flow presentation.

The Company is completing its review of these matters described in Item 4.02 and intends to file an amended Form 10-Q for the interim periods ended October 31, 2020 and 2019, amended Form10-K for the year ended July 31, 2020, with restated consolidated statements of cash flows for the Restated Periods as soon as practicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTFORD GREAT HEALTH CORP.

Dated: February 23, 2021	By:	/s/ Sheng-Yih Chang
Sheng-Yih Chang
Chief Financial Officer

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